UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026 (June 17, 2026)

IMA Tech
(Exact name of registrant as specified in its charter)

000-56696	98-1626237
(Commission File Number)	(IRS Employer Identification Number)

11336 Franklin Boulevard Elk Grove, California 95757	Wyoming
(Address of Principal Executive Offices	(State or other jurisdiction of incorporation or organization)

(916) 534-6052

(Registrant’s telephone number, including area code)

Room 302, Building 24, Lane 977, Jufeng Road,

Pudong New Area, Shanghai City (East Area of Huagao Er Village), China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

Effective June 17, 2026, there occurred a change in control of IMA Tech, a Wyoming corporation (the “Company”). On such date, pursuant to a stock purchase agreement (the “Change-in-Control Agreement”), Inderji Mangat acquired 1,500,000 shares of the Company’s common stock (the “Control Shares”) from Wang Hui. The Control Shares represent approximately 57.47% of the outstanding shares of the Company’s common stock and constitute voting control of the Company. The total consideration paid by Ms. Mangat for the Control Shares was $300,000, $75,000 in cash and a secured note in the principal amount of $225,000 (payable $112,500 on July 15, 2026, and $112,500 payable on August 15, 2026) delivered at the closing. As security for the payment of such secured note, the Control Shares are pledged in favor of Mr. Wang.

In conjunction with the Change-in-Control Agreement, on June 17, 2026, Wang Hui resigned as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company and Inderjit Mangat was appointed as the Sole Director, President, Chief Executive Officer, Treasurer and Secretary of the Company.

Certain information regarding the background of Ms. Mangat is set forth below.

Inderjit Mangat, 65, has served as the Company’s Sole Officer and Director, since June 17, 2026. After earning a degree in Electrical Engineering from San Jose State University, San Jose, California, Ms. Mangat worked as a UNIX Network Administrator for the U.S. Department of War for over 30 years, with a top security clearance. Since leaving that position, in 2023, Ms. Mangat has owned and operated “Amar Capital Corp.”, an Elk Grove, California-based real estate firm.

The following table sets forth, as of the date of this Current Report, the shareholdings of (1) each person owning beneficially 5% or more of the Company’s outstanding common stock; (2) each executive officer of the Company, and (3) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment power over his securities. Information relating to beneficial ownership of securities by our principal shareholders and management is based upon information furnished by each person using beneficial ownership’ concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power. Except as disclosed herein, we do not have any outstanding options or other securities exercisable for or convertible into shares of our common stock. Unless otherwise indicated, the address of each person listed is c/o IMA Tech, 11330 Franklin Boulevard, Elk Grove, California 95757.

Name of Beneficial Owner	Title of Class	Beneficial Ownership	Percent of Class(1)
Inderjit Mangat(2)	Common Stock	1,500,000	57.47%
All Officers and Directors as a Group (1 person)	Common Stock	1,500,000	57.47%

(1)	Based on 2,609,878 shares outstanding, as of the date of this Current Report.
(2)	Officer and director.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure set forth above under Item 5.01. Changes in Control of Registrant is incorporated in this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMA TECH

Date: June 22, 2026	By:	/s/ Inderjit Mangat
Inderjit Mangat
Chief Executive Officer